As filed with the Securities and Exchange Commission on November 19, 2015

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Cnova N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

WTC Schiphol Airport Tower D, 7th Floor Schiphol Boulevard 273 1118 BH Schiphol The Netherlands	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Cnova N.V. 2014 Omnibus Incentive Plan

(Full title of the plan)

C T Corporation System
111 Eighth Avenue
New York, New York 10011
(Name and address of agent for service)

(212) 894-8800

(Telephone number, including area code, of agent for service)

Copies to:

Joshua G. Kiernan

White & Case LLP

1155 Avenue of the Americas

New York, New York 10036

Phone: (212) 819-8200

Fax: (212) 354-8113

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Ordinary Shares, par value €0.05 per share	16,474,433	$2.72	$44,810,457.76	$4,512.41

(1)    Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover an indeterminate number of additional shares which become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares.

(2)    Calculated solely for the purpose of determining the registration fee pursuant to Rules 457(c) and (h) promulgated under the Securities Act, on the basis of the average high and low trading prices of Cnova N.V.’s (the “Registrant”) Ordinary Shares on November 16, 2015 ($2.80 and $2.63), as reported on NASDAQ Global Select Market.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.         Plan Information.*

Item 2.         Registrant Information and Employee Plan Annual Information.*

*              The documents containing the information specified in this Part I of Form S-8 (Plan Information and Registration Information and Employee Plan Annual Information) will be sent or given to employees as specified by the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 428(b)(1) of the Securities Act. Such documents are not required to be and are not filed with the Commission either as part of this registration statement (this “Registration Statement”) or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant will provide a written statement to participants advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II hereof and including the statement in the preceding sentence. The written statement to all participants will indicate the availability without charge, upon written or oral request, of other documents required to be delivered pursuant to Rule 428(b) of the Securities Act, and will include the address and telephone number to which the request is to be directed.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(i)                                     the Company’s annual report on Form 20-F, as filed with the Commission on March 31, 2015;

(ii)                                  the GAAP financial information contained in Exhibit 99.1 of the Company’s Current Reports on Form 6-K furnished to the Commission on January 28, 2015, April 29, 2015 and October 28, 2015 and on Form 6-K/A furnished to the Commission on July 23, 2015;

(iii)                               the Company’s Current Reports on Form 6-K furnished to the Commission on May 22, 2015 and August 28, 2015 and the information contained in Exhibits 99.3, 99.4, 99.5, 99.6 and 99.7 of the Company’s Current Report on Form 6-K furnished to the Commission on April 8, 2015;

(iv)                              the information contained in Exhibit 99.2 of the Company’s Current Report on Form 6-K (File No. 001-36744; Film No. 151000029) furnished to the Commission on July 22, 2015; and

(v)                                 the description of the Company’s Ordinary Shares contained in Item 1 of the Registration Statement on Form 8-A12B (File No. 001-36744; Film No. 141215821), as filed with the Commission on November 13, 2014.

In addition to the foregoing, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, to the extent specifically designated therein, Reports of Foreign Private Issuer on Form 6-K furnished by the Company to the Commission, in each case, subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered under this Registration Statement have been sold, or deregistering all securities then remaining unsold, are also incorporated herein by reference and shall be a part hereof from the date of the filing or furnishing of such documents.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

Not applicable.

Item 5.   Interests of Named Experts and Counsel.

Not applicable.

Item 6.   Indemnification of Directors and Officers.

The Company’s articles of association provide for indemnification of the Company’s directors, former directors, non-board co-CEO and former non-board co-CEOs and, as determined by the board of directors in its discretion, the Company’s officers, former officers, employees and former employees (each an “Indemnified Person”) against (i) any financial losses or damages incurred by an Indemnified Person and (ii) any expense reasonably paid or incurred by an Indemnified Person in connection with any threatened, pending or completed suit, claim, action or legal proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal in which he becomes involved, to the extent this relates to his position as director, former director, non-board co-CEO, former non-board co-CEO, officer, former officer, employee or former employee, in each case to the fullest extent permitted by applicable law.

The Company has entered into indemnification agreements with its directors and certain executive officers. Under these agreements, the Company has agreed to indemnify such persons against certain liabilities and expenses incurred by them in connection with claims made by reason of their being a director or executive officer of the Company. In addition, the Company has obtained insurance policies insuring certain Indemnified Persons against damages resulting from their conduct when acting in their respective professional capacities.

The Company will not be obligated to provide indemnification (i) if a Dutch court has established in a final and conclusive decision that the act or failure to act of the Indemnified Person may be characterized as willful, intentionally reckless or seriously culpable conduct, unless Dutch law provides otherwise or this would, in view of the circumstances of the case, be unacceptable according to standards of reasonableness and fairness, or (ii) to the extent that insurance covers the Indemnified Person’s financial losses, damages and expenses and the insurer has settled these financial losses, damages and expenses (or has indicated that it would do so). Additionally, indemnification is not available under Dutch law with respect to liability arising under certain mandatory provisions of Dutch law. The Company’s board of directors may stipulate additional terms, conditions and restrictions in relation to this indemnification.

Insofar as indemnification of liabilities arising under the Securities Act may be permitted to the Company’s directors, former directors, non-board co-CEO, former non-board co-CEOs, officers, former officers, employees or former employees, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.   Exemption from Registration Claimed.

Not applicable.

Item 8.   Exhibits.

The exhibits listed on the exhibit index at the end of this Registration Statement are included in this Registration Statement.

Item 9.   Undertakings.

(a)         The undersigned Registrant, Cnova N.V., hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

(i)               to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)              to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)             to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)         That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Haarlemmermeer, The Netherlands, on November 19, 2015.

CNOVA N.V.

By:	/s/ Vitor Fagá de Almeida
Name: Vitor Fagá de Almeida
Title: Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Emmanuel Grenier, Germán Quiroga and Vitor Fagá de Almeida, and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution and for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, both pre-effective and post-effective, or supplements to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable Cnova N.V. to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

[Signature Page to Follow]

Signature	Title	Date

/s/ Emmanuel Grenier	Co-Chief Executive Officer	November 19, 2015
Emmanuel Grenier	(Principal Executive Officer)

/s/ Germán Quiroga	Co-Chief Executive Officer	November 19, 2015
Germán Quiroga	(Principal Executive Officer) and Director

/s/ Vitor Fagá de Almeida	Executive Vice President and	November 19, 2015
Vitor Fagá de Almeida	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Yves Desjacques	Director	November 19, 2015
Yves Desjacques

/s/ Líbano Miranda Barroso	Director	November 19, 2015
Líbano Miranda Barroso

/s/ Silvio J. Genesini	Director	November 19, 2015
Silvio J. Genesini

/s/ Eleazar de Carvalho Filho	Director	November 19, 2015
Eleazar de Carvalho Filho

/s/ Ronaldo Iabrudi dos Santos Pereira	Director	November 19, 2015
Ronaldo Iabrudi dos Santos Pereira

/s/ Didier Lévêque	Director	November 19, 2015
Didier Lévêque

/s/ Bernard Oppetit	Director	November 19, 2015
Bernard Oppetit

/s/ Arnaud Strasser	Director	November 19, 2015
Arnaud Strasser

/s/ Antoine Giscard d’Estaing	Director	November 19, 2015
Antoine Giscard d’Estaing

November 19, 2015
PUGLISI & ASSOCIATES	Authorized Representative in the United States
/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

EXHIBITS

Exhibit No.	Description

5.1	Opinion of NautaDutilh N.V., counsel to the Registrant, as to the validity of the Ordinary Shares (including consent)

23.1	Consent of Ernst & Young Audit

23.2	Consent of NautaDutilh N.V. (included in Exhibit 5.1)

24.1	Power of Attorney (included in the signature page to this Registration Statement)

99.1

Cnova N.V. 2014 Omnibus Incentive Plan, previously filed with the Securities and Exchange Commission on October 29, 2014 pursuant to a registration statement on Form F-1 (File No. 333-196521) and incorporated by reference herein